EXHIBIT 21.1

Subsidiaries of the Registrant
(As of May 20, 2026)

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Dynatrace (Shanghai) Software Services Co. Ltd.	China
Dynatrace A/S	Denmark
Dynatrace AB	Sweden
Dynatrace AS	Norway
Dynatrace Asia Pacific Ltd.	China (Hong Kong)
Dynatrace Asia-Pacific Pte. Ltd.	Singapore
Dynatrace Asia-Pacific Pty Ltd	Australia
Dynatrace Austria GmbH	Austria
Dynatrace B.V.	Netherlands
Dynatrace BV	Belgium
Dynatrace Blocker I, LLC	United States (Delaware)
Dynatrace Blocker II, LLC	United States (Delaware)
Dynatrace Blocker III, LLC	United States (Delaware)
Dynatrace Blocker IV, LLC	United States (Delaware)
Dynatrace Blocker V, LLC	United States (Delaware)
Dynatrace Blocker VI, LLC	United States (Delaware)
Dynatrace Canada ULC	Canada (Nova Scotia)
Dynatrace Chile SpA	Chile
Dynatrace Colombia S.A.S.	Colombia
Dynatrace Czech Republic s.r.o.	Czech Republic
Dynatrace de Mexico S. de R.L. de C.V.	Mexico
Dynatrace Estonia OU	Estonia
Dynatrace Finland Oy	Finland
Dynatrace GK	Japan
Dynatrace Global Finance GmbH	Switzerland
Dynatrace Global Holdings GmbH	Switzerland
Dynatrace Global Software GmbH	Switzerland
Dynatrace Global Technology GmbH	Switzerland
Dynatrace GmbH	Germany
Dynatrace GmbH	Switzerland
Dynatrace Holding Corp.	United States (Delaware)
Dynatrace India Software Operations Private Limited	India
Dynatrace Intermediate LLC	United States (Delaware)
Dynatrace International LLC	United States (Delaware)
Dynatrace Ireland Limited	Ireland
Dynatrace Israel Ltd.	Israel

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Dynatrace Korea Ltd.	South Korea
Dynatrace Limited	United Kingdom
Dynatrace LLC	United States (Delaware)
Dynatrace Malaysia Sdn. Bhd.	Malaysia
Dynatrace Middle East FZ-LLC	United Arab Emirates (Dubai)
Dynatrace Overseas Holdings LLC	United States (Delaware)
Dynatrace Peru S.A.C.	Peru
Dynatrace S.r.l.	Italy
Dynatrace SARL	France
Dynatrace S.L.	Spain
Dynatrace Software do Brasil Ltda.	Brazil
Dynatrace Sp. Z.o.o	Poland
Dynatrace Ventures LLC	United States (Delaware)
Dynatrace Vietnam Limited Liability Company	Vietnam
observIQ, Inc.	United States (Delaware)
PT Dynatrace Solutions Indonesia	Indonesia
Runecast Solutions, Inc.	United States (Delaware)
Runecast Solutions Ltd.	United Kingdom

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